Exhibit 23.1

Consent of Independent Registered Public

Accounting Firm
We consent

to the

incorporation by

reference in

Registration Statement

No. 333-180470

on Form

S-8 of

our report

dated
May 13,

2025, appearing in

this annual

report on

Form 11-K of

the Cal-Maine Foods,

Inc. KSOP for

the year ended
December 31, 2024.

Independent Registered Public Accounting

Firm
/s/ Frost, PLLC
Little Rock, Arkansas

May 13, 2025